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                                                                   Exhibit 10.63

                               AMENDMENT NO. 4 TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of May 10, 2002, by and between DATUM INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     This Amendment is made with reference to the following facts:

     A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement between Borrower and Bank dated as of July 7, 2000, as amended from time to time ("Credit Agreement").

     B. As evidenced by Borrower's financial statements for the fiscal quarter ending March 31, 2002, Borrower has violated Section 5.9(c) and Section 5.9(d) of the Credit Agreement (the "Existing Violations"). At Borrower's request, Bank agreed to waive the Existing Violations, subject to the execution of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. The definition of "Maximum Line Amount" in Section 1.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Maximum Line of Credit Amount" means, as of any date of determination, the sum of (a) $10,000,000.00 less (b) the amount outstanding under the Term Note.

     2. Section 2.4(e) of the Credit Agreement is hereby amended by changing the reference to "three-tenths of one percent (0.30%) per annum" therein to "one half percent (0.50%) per annum."

     3. Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) Quick Ratio at all times greater than 1.5:1.0, with "Quick Ratio" defined as the aggregate of unrestricted domestic cash, unrestricted domestic marketable securities and receivables readily convertible into cash divided by total current liabilities. In calculating the foregoing, outstanding Advances on the Line of Credit and amortization payments on the Term Loan shall be deemed current liabilities.

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         4.   Section 5.9(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

              (c) EBITDA not less than a negative $500,000.00 as of the end of the fiscal quarter ending June 30, 2002, not less than $850,000.00 as of the end of the fiscal quarter ending September 30, 2002, not less than $2,000,000.00 as of the end of the fiscal quarter ending December 31, 2002, and not less than $2,000,000.00 as of the end of the fiscal quarter ending March 31, 2003, with "EBITDA" defined as net income plus income tax expense, (or less any income tax benefit), plus interest expense (net of capitalized interest expense), plus depreciation expense, plus amortization expense, plus losses on asset sales, minus gains on asset sales, plus extraordinary losses, minus extraordinary gains.

         5. Section 5.9(d) of the Credit Agreement shall be deleted in its entirety, without substitution therefor.

         6. Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                   Section 6.2 CAPITAL EXPENDITURES. Make, or permit any Guarantor to make, any additional investment in fixed assets during the period from June 1, 2001 through and including May 29, 2003 in excess of an aggregate of $6,000,000.00 for Borrower and all Guarantors combined, it being understood that the use of restricted cash associated with the expansion of Borrower's Lexington facility shall not be subject to this covenant.

         7. Exhibit B attached to the Credit Agreement is replaced in its entirety by Exhibit B attached hereto as Annex 2.

         8. At Borrower's request, Bank shall, subject to documents in form and substance satisfactory to Bank, increase the Maximum Line of Credit Amount to $16,000,000.00 if and only if (a) Borrower's EBITDA is greater than or equal to $8,000,000.00 during a period defined as the immediately preceding four or fewer consecutive fiscal quarters prior to the measurement date, and (b) at such time as the condition in (a) is satisfied, no Event of Default, and no event which with the giving of notice or the passage of time or both would constitute an Event of Default, shall have occurred and be continuing.

         9. Conditions Precedent. The effectiveness of this Amendment and Bank's agreements set forth herein are subject to the satisfaction of each of the following conditions precedent:

              9.1 Documentation. Borrower shall have delivered or caused to be delivered to Bank, at Borrower's sole cost and expense, the following, each of which shall be in form and substance satisfactory to Bank:

              (a) the executed original of this Amendment and the new Line of Credit Note;

              (b)  written consent of Guarantors attached hereto as Annex 1; and

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              (c)    such authorization documents with respect to Guarantors as
                     Bank shall reasonably require.

              9.2 Representations and Warranties. All of the representations and warranties of Borrower contained herein shall be true and correct on and as of the date of execution hereof and no Event of Default shall have occurred and be continuing under the Credit Agreement or any of the other Loan Documents, as modified hereby.

       10. Representations and Warranties. Borrower makes the following representations and warranties to Bank as of the date hereof which representations and warranties shall survive the execution, termination or expiration of this Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Borrower to Bank under the Credit Agreement and the other Loan Documents:

              10.1 Reaffirmation of Prior Representations and Warranties. Borrower hereby reaffirms and restates as of the date hereof, all of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents, except to the extent such representations and warranties specifically relate to an earlier date.

              10.2 No Default. No Event of Default or other default has occurred and remains continuing under any of the Loan Documents.

              10.3 Due Execution. The execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Borrower and the other Loan Parties party thereto, have been duly authorized by all necessary action, and do not contravene any law, the articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or other organizational documents of such parties, result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon any of such parties.

              10.4 No Further Consent. The execution, delivery and performance of this Amendment and any documents or agreements executed in connection herewith do not require any consent or approval not previously obtained of any governmental agency, equity holder, beneficiary or creditor of Borrower.

              10.5 Binding Agreement. This Amendment, and each of the other instruments, documents and agreements executed in connection herewith constitute the legal, valid and binding obligation of Borrower or other Loan Parties party thereto and are enforceable against such parties in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors' rights generally.

       11.    Miscellaneous

              11.1 Recitals Incorporated. The Recitals set forth above are incorporated into and are made a part of this Amendment.

              11.2 Further Assurances. Borrower, at its sole cost and expense, agrees to execute and deliver all documents and instruments and to take all other actions as may be specifically provided for herein and as may be required in order to consummate the purposes of

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this Amendment. Borrower shall diligently and in good faith pursue the satisfaction of any conditions or contingencies in this Amendment.

          11.3 No Third Parties. Except as specifically provided herein, no third party shall be benefitted by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.

          11.4 Time is of the Essence. Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Amendment. The parties intend that all time periods specified in this Amendment shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties hereto.

          11.5 Costs and Expenses. In addition to the obligations of Borrower under the Credit Agreement, Borrower agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees) expended or incurred by Bank in connection with the negotiation documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the effective date hereof.

          11.6 Integration; Interpretation. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence. The Loan Documents shall not be modified except by written instrument executed by all parties thereto.

          11.7 Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. However, this Amendment shall not be binding on Bank until all parties have executed it.

          11.8 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

          11.9 Non-Impairment of Loan Documents. On the date all conditions precedent set forth herein are satisfied in full, this Amendment shall be a part of the Credit Agreement. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by Bank, all provisions of the Loan Documents shall remain in full force and effect, and Bank shall continue to have all its rights and remedies under the Loan Documents.

          11.10 No Waiver. Nothing herein shall be deemed a waiver by Bank of any Event of Default, and nothing herein shall be deemed a waiver by Bank of any other default under the Loan Agreement or any document executed in connection with the Loan Agreement. No delay or omission of Bank to exercise any right, remedy or power under any of the Loan Documents shall impair such right, remedy or power or be construed to be a waiver of any default or an acquiescence therein, and single or partial exercise of any such right, remedy or power shall not preclude other or further exercise thereof or the exercise of any other right, remedy or power. No waiver of any term, covenant, or condition shall be deemed to waive Bank's right to enforce such term, covenant or condition at any other time.

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                  11.11 Successors and Assigns. The terms of this Amendment
shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Amendment.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.


   DATUM INC.,                                    WELLS FARGO BANK,
   a Delaware corporation                          NATIONAL ASSOCIATION


   By: /s/ Bob Krist                              By: /s/ Stephen M. Amendt
       --------------------------------               --------------------------
                                                      Stephen M. Amendt
   Title: VP CFO Treasurer & Secretary                Vice President
          ----------------------------

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